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                                 EXHIBIT 5

                  SHEPPARD, MULLIN, RICHTER & HAMPTON LLP
                             ATTORNEYS AT LAW

                    333 SOUTH HOPE STREET, 48TH FLOOR
                    LOS ANGELES, CALIFORNIA 90071-1448

                              (213) 620-1780
                        (213) 620-1398 FACSIMILE


                               July 17, 1997


American Champion Entertainment, Inc.
26203 Production Avenue, Suite 5
Hayward, California 94545

         Re:  REGISTRATION STATEMENT ON FORM SB-2

Ladies and Gentlemen:

         We have acted as counsel for American Champion Entertainment, Inc., a Delaware corporation ("Company"), and in such capacity have examined the Company's Registration Statement on Form SB-2 (the "Registration Statement"), filed by the Company with the Securities and Exchange Commission ("Commission") under the Securities Act of 1933, as amended ("Act"), relating to the public offering by the Company of (i) up to 1,495,000 shares of Common Stock, $.0001 par value per share ("Common Stock"), of the Company ("Common Shares"), including up to 195,000 Common Shares to cover over-allotments, if any, (ii) up to 1,495,000 Redeemable Common Stock Purchase Warrants of the Company ("Warrants"), including up to 195,000 Warrants to cover over-allotments, if any, (iii) the shares of Common Stock underlying the Warrants ("Warrant Shares"), and (iv) an underwriter's warrant ("Underwriter's Warrant") to purchase 130,000 shares of Common Stock ("Underwriter's Common Shares") and 130,000 Warrants (referred to hereinafter as the


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American Champion Entertainment, Inc.
July 17, 1997
Page 2


"Underwriter's Warrants" and the shares of Common Stock underlying such Underwriter's Warrants referred to hereinafter as the "Underwriter's Warrant Shares"). The Common Shares, the Warrants, the Warrant Shares, the Underwriter's Warrant, the Underwriter's Common Shares, the Underwriter's Warrants and the Underwriter's Warrant Shares are referred to collectively hereinafter as the "Securities."

         As counsel for the Company and for purposes of this opinion, we have made those examinations and investigations of legal and factual matters we deemed advisable and have examined originals or copies, certified or otherwise identified to our satisfaction as true copies of the originals, of those corporate records, certificates, documents and other instruments which, in our judgment, we considered necessary or appropriate to enable us to render the opinion expressed below, including the Company's Certificate of Incorporation, as amended to date, the Company's Bylaws, as amended to date, proceedings of the Company's Board of Directors and other corporate proceedings relating to the organization of the Company and the authorization and issuance of the Securities. We have assumed the genuineness and authorization of all signatures and the conformity to the originals of all copies submitted to us or inspected by us as certified, conformed or photostatic copies. Further, we have assumed the due execution and delivery of certificates representing the Securities.

         Based upon the foregoing, and relying solely thereon, we are of the opinion that:

         1. The Common Shares, the Warrants and the Underwriter's Warrant have been duly authorized and, when certificates representing the Common Shares, the Warrants and the Underwriter's Warrant have been duly executed, countersigned, registered and paid for in accordance with the Underwriting Agreement between the Company and Dalton Kent Securities Group, Inc., as Representative of the several Underwriters, will be validly issued and, in the case of the Common Shares, fully paid and nonassessable.

         2. The Underwriter's Common Shares and the Underwriter's Warrants have been duly authorized and, when certificates representing the Underwriter's Common Shares and the Underwriter's Warrants have been duly executed, countersigned, registered and paid for in accordance with the Underwriter's Warrant, will be validly issued and, in the case of the Underwriter's Common Shares, fully paid and nonassessable.

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American Champion Entertainment, Inc.
July 17, 1997
Page 3

         3. The Warrant Shares and the Underwriter's Warrant Shares have been duly authorized and, when issued, delivered and paid for in the manner and upon the terms contemplated by the Warrants and the Underwriter's Warrants, respectively, will be validly issued, fully paid and nonassessable.

               We hereby consent to the use of this opinion as an exhibit to the Registration Statement and to the reference to our name under the caption "Legal Matters" in the Prospectus included in the Registration Statement. In giving this consent we do not hereby concede that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.



                                    Sincerely,


                                    /s/ Sheppard, Mullin, Richter & Hampton LLP
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